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                                                                 EXHIBIT 5(h)(i)




                                        Filed with Post-Effective Amendment
                                        No. 16 to this Registration Statement
                                        on Form N-4 on April 27, 1994.



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[ ]  PREFERENCE PLUS(R) INCOME PROGRAM  [ ] MAX INCOME PROGRAM
[ ]IRA (Section 408b) [ ] SEP(Section 408k) [ ]Non-Qualified
     Contract # ________________ (for home office use only)
                                                                                                      (MET LIFE LOGO)  METLIFE(TM)
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1) Primary Annuitant (Annuitant will be owner unless item 3 is completed.)

_________________________________________________________     _______/________/________        ____________________________________
First Name     Middle Initial      Last Name                    Date of Birth                  Social Security Number

_________________________________________________________     (  )____________________         Sex: [ ]Male    [ ]Female
Street Address                                               Daytime Number

_____________________________  _______   _________            (  )____________________      _____________________________________
City                            State    Zip Code            Evening Number                 Relationship to Owner
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2) Joint Annuitant(if applicable.)

_________________________________________________________     _______/________/________        ____________________________________
First Name     Middle Initial      Last Name                    Date of Birth                  Social Security Number

_________________________________________________________     (  )____________________         Sex: [ ]Male    [ ]Female
Street Address                                               Daytime Number
_____________________________  _______   _________            (  )____________________      _______________________________________
City                            State    Zip Code            Evening Number                 Relationship to Annuitant
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3) Owner (Complete if Owner is different from Annuitant. Not applicable for IRA or SEP accounts.)

_________________________________________________________     ________/________/________        ____________________________________
First Name     Middle Initial      Last Name                    Date of Birth                  Social Security Number

_________________________________________________________     (  )____________________         Sex: [ ]Male    [ ]Female
Street Address                                               Daytime Number
_____________________________  _______   _________            (  )____________________
City                            State    Zip Code            Evening Number
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4) Beneficiary (Complete only if an income option with a death benefit is chosen. See item 7A.)
Primary     _______________________________________    _______________________________________     ________/________/________
           Name                                           Relationship to Owner                       Date of Birth
Contingent  _______________________________________    _______________________________________     ________/________/________
           Name                                           Relationship to Owner                       Date of Birth
Multiple beneficiaries may be named. Payment will be made in equal shares to the survivors unless otherwise specified.
However, if you are purchasing a non-qualified annuity with an owner that is different than the annuitant, then the beneficiary will assume all rights under the contract upon the owner's death.

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6) Purchase Details
A) Purchase Amount: $______________________________________________
B) I irrevocably designate my IRA or SEP purchase as follows:
   $_____________________________Direct transfer from IRA
   $_____________________________Rollover
   $_____________________________Direct Rollover from a Tax Qualified Plan
   [If you complete either the direct transfer or direct rollover section, the appropriate forms must be completed.]
C) Are you annuitizing an existing MetLife deferred annuity or exercising an income option under a MetLife life insurance or endowment policy? [ ] Yes [ ] No
   If yes, list the contract/policy number(s):_____________________________________________________________________
   [If section C is completed do not complete section D.]
D) Replacement (Please attach appropriate forms.)
   1) Will this annuity replace any existing annuity or Life Insurance? [ ] Yes [ ] No
   2) Is this annuity being purchased, in an International Revenue Code Section 1035 exchange (non qualified only)?
      [ ] Yes [ ]No _____________________________________________________________________________________________________
                Name and address of Prior Carrier

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7) Type Of Income Annuity Applied For:
A. Life-time Income Option: [ ] Single Life [ ]Joint Life
   1) With death benefit feature of: [ ] Cash Refund  [ ] Guaranteed Payment Period of________Years [ ] No Refund
   2) If joint income plan chosen, payments to reduce upon death of: [ ] Primary Annuitant  [ ] Either Annuitant
   3) With payments reducing to: [ ] will not reduce [ ] 75%  [ ] 66 2/3%  [ ]50%
   Note: You must provide proof of your birthdate when selecting a life income option, preferably a certified birth certificate or copies of two other proofs of birth such as baptismal certificate or passport.
B. Non-life Options:
   [ ] Payment guaranteed for ______years - [Note: Federal tax law may limit the number of years allowable on this option.]
   [ ] Guaranteed Payments of $____________________ - [Note: Guaranteed amount option is only available on the fixed portion of the
      Preference Plus income program.]
   Payment Frequency:
   [ ] Monthly  [ ] Quarterly   [ ] Semi-annually  [ ] Annually
   Payments to begin:______________ 19_______ (Payments cannot be deferred more than 12 months.)
   Payment Escalator Feature (For the MAX Income Program, Non-Qualified Market Only): Payments to increase annually by:
   [ ] 3% [ ] 4%   [ ] 5% Note: If you are under age 59 1/2, please consult your tax advisor before selecting an increasing payment plan. Certain increasing payment plans may not qualify for the exception from the 10% penalty tax under internal Revenue
   Service Code Section 72(q).
   [IRA\NQL\SEP]
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(Objective and Funding Options are listed in order from the least risky to the most.)
A. Primary Investment Objective (Check only one):
   [ ] Guaranteed Income  [ ] Stable Income  [ ] Growth & Income   [ ] Growth  [ ] Aggressive Growth
B. Secondary Investment Objective (Optional):
   [ ] Guaranteed Income  [ ] Stable Income  [ ] Growth & Income   [ ] Growth  [ ] Aggressive Growth
C. You may select up to four funding options including the Fixed Income Plan. Indicate the percentage of your payment to be allocated to each option. Percentages must be in whole numbers and equal 100%. You may transfer among the various investment divisions at any time. However, monies allocated to the Fixed Income Plan, either as an initial payment or a transfer,may not be transferred from Fixed Income to the other funding options.
Fixed Income Plan                  ________%      Diversified Division               ________%
Stock Index Division               ________%      Income Division                    ________%
Growth Division                    ________%      International Stock Division       ________%
Aggressive Growth Division         ________%                          TOTAL          ________%
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9) Financial Disclosure (Complete if applying for Preference Plus Income Program.)
   A. Purpose of purchasing this annuity:  [ ] Retirement [ ] Other(please specify)______________________________________
   B. Total annual Income $______________________________ Source____________________________
   C. Ages of Dependents   _____________________________________________________________________
   D. For IRA and SEP accounts, please indicate your Vested Retirement Funds (excluding your purchase amount), for Non-Qualified accounts, please indicate your Assets (Net Savings and Investments exclusive of personal residence, home furnishings and personal automobiles).
      [ ]$0-9,999 [ ]$10,000-19,999 [ ]$20,000-39,999 [ ]$40,000-69,999 [ ]$70,000-99,999 [ ]$100,000-249,999 [ ]$250,000+

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10)  Tax Withholding Election
The taxable portion of each payment is subject to Federal tax withholding under IRS wage withholding tables by treating you as married, claiming three withholding allowances unless you file an election to request withholding on a different basis. Your election will remain in effect until you change or revoke it by filing a new election with us, You may change your election at any time and as often as you wish.

If you elect not to have withholding apply to your payment, or if you do not have enough Federal income tax withheld from your payment, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient.

If you have not given us your correct tax-payer identification number, we are required to withhold tax by treating you as a single person with no withholding allowances. This will remain in effect until we receive your correct tax identification number.

Certain states may impose similar requirements and penalties. You should consult your tax advisor to determine if any of these state income tax withholding and estimated rules apply to you.

Select one of the withholding options listed below:
 ______Do not withhold Federal income tax from my income payments. (My election is void unless I have provided my correct tax identification number.)
 ______I want Federal income tax withheld from the taxable portion of each periodic payment based on the following allowances and marital status selected below:
       [ ] Married       [ ] Single        [ ] Married but withhold at higher single rate
       ___________Number of withholding allowances claimed
Withhold the following additional amount of tax from each periodic payment: $___________________________

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11)  Signatures(if the owner is a corporation, partnership or trust, print the name of the owner and have one or more officers, partners or trustees sign.) I hereby represent my answers to the above question to be correct and true to the best of my knowledge and belief. If I am applying for the Preference Plus Income Program I have received a current prospectus.

__________________________________________________     Signed at:_____________________________________________________________
Signature of Annuitant                                           City                          State

________________________________________                      ___________________________________________________________
Signature of Joint Annuitant                                     Signature of Owner

__________________________________________________             _______/_________/________
Signature of Witness                                            Month     Day     Year

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12)  Account Representative Information (Do not complete if annuitizing an existing MetLife policy.)
     I personally saw the Proposed Owner when the application was written and each question was asked and answered as recorded. All answers are correct to the best of my knowledge. If I am selling the Preference Plus Income Program I have delivered a current prospectus, reviewed the financial situation of the proposed owner as disclosed, and believe that a multi-funded annuity contract would be suitable.

     Signature:______________________________________ Full Name (printed)____________________________________________
     Have you completed replacement forms? [ ]Yes [ ]No  [ ]Not Required

     Date:______/_______/_______   District, Branch/Office Name:_________________________________________________
     Producer Identity: [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
[NQL/IRA/SEP]
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